EXHIBIT 99.1


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                                                                  Exhibit 99.1

                                  CWHL 05-6
                          Whole Loan 30YR Fixed-Rate

Size                                        387MM approx.

GWAC                                       5.950% approx. +/- 10bps

WAM                                           358 approx.

California                                  50.0% max.

Avg Loan Balance                            $518K approx.

WA LTV                                        72% approx.

Owner Occupancy                               95% approx.

Single Family                                 94% approx.

Cash-Out Refi                                 18% approx.

FICO                                          740 approx.

AAA Ratings                           2 of 3 (S&P, Moodys, Fitch)

Estimated                                   3.25%
Subordination Level

Settlement Date                          02/28/05



                           All numbers approximate.
                               10% Cleanup Call
                  All tranches subject to 5% size variance.

The information herein has been provided solely by UBS Securities LLC. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the Description of the Mortgage Pool contained in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Securities LLC.